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                          CERTIFICATE OF AMENDMENT

                                      OF

         CERTIFICATE  OF  INCORPORATION OF PHYSICAL SPA & FITNESS  INC.

                        (Pursuant to Section 242 of
                   the Delaware General Corporation Law)

============================================================================

   The undersigned, Jill Bodnar, being the President and Darrie Lam, being the Secretary of Physical Spa & Fitness Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article IV as follows:

                                 ARTICLE IV

                           CAPITAL STOCK CLASSES

The total number of shares of all classes which the corporation is authorized to have outstanding is One Hundred and Ten Million (110,000,000) shares of which stock One Hundred Million (100,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) shall be common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be preferred stock. Effective on October 21, 1997, the common stock shall be reconstituted such that 1 new share of common stock shall be issued in exchange for each
1.33 outstanding shares of common stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

   (a) The number of shares constituting that series and the distinctive designation of that series;

   (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

   (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

   (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

   (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or
date upon    or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;


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   (f)   Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

   (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

   (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.


   2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

   3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of October 10, 1997 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


                                       /s/ Jill Bodnar
                                       ------------------------------
                                       Jill Bodnar, President


                                       /s/ Darrie Lam
                                       ------------------------------
                                       Darrie Lam, Secretary


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